Exhibit 99(a)

ASIAINFO ANNOUNCES SHARE REPURCHASE PROGRAM

BEIJING/SANTA CLARA, Calif. – November 23, 2004 - AsiaInfo Holdings, Inc. (“AsiaInfo”) (Nasdaq: ASIA), a leading provider of software, solutions and services to telecom operators and enterprises in China, today announced that its Board of Directors has authorized a stock repurchase program under which AsiaInfo may repurchase up to 5,000,000 shares, or approximately 11%, of its outstanding common stock, par value US$0.01 (which are listed on the Nasdaq National Market).

Under the program, AsiaInfo may, from time to time for a period of six months, depending on market conditions, share price and other factors, make one or more purchases, on the open market, or in privately negotiated transactions, subject to availability, of up to 5,000,000 shares of common stock. Such purchases under the program will be made in accordance with applicable law and subject to any required regulatory approvals. Any common stock repurchased by AsiaInfo will become part of its treasury stock and may be used by AsiaInfo to finance or execute acquisitions or other arrangements.

“The establishment of this share repurchase program reflects the confidence of our management and Board of Directors in AsiaInfo’s future,” said Xingsheng Zhang, AsiaInfo’s President and Chief Executive Officer.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to some of China’s largest enterprises as well as many small and medium sized companies in China. An established leader in the Chinese telecommunications industry, AsiaInfo became a leading provider of enterprise solutions in China with the acquisition of Lenovo’s non-telecom related IT services business in 2004. Today, the Company offers a wide range of enterprise solutions including security products and services, management consulting, e-HR and business intelligence, e-government and financial solutions to Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved major operations to China in 1995 and played a significant role in the construction of the national backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued diversifying its product offerings and is now a major provider of telecom software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

The information contained in this document is as of November 23, 2004. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in our periodic reports on Forms 10-Q and 8-K (if any) filed with the United States Securities and Exchange Commission and available at www.sec.gov.

US Contacts:

Cyrus Kanga of AsiaInfo Holdings, Inc.
Tel:	+1-408-970-9788
Toll Free:	+1-800-618-0588
Email:	ir@asiainfo.com

China Contacts:

Rachel Huo of AsiaInfo Technologies (China), Inc.
Tel:	+86-10-6250-1658 ext. 8687
E-mail:	huoran@asiainfo.com

Philip Lisio of Ogilvy Public Relations Worldwide
Tel:	+86-10-8520-6550
E-mail:	philip.lisio@ogilvy.com